EXHIBIT 11
                    BellSouth Corporation
              Computation of Earnings Per Share

                 For the Three Month
                    Periods Ended
                      March 31,
                   1996       1995
Earnings Per Common Share:

Net Income      $   970    $   547

Weighted
average shares
outstanding         994        993

Earnings Per
Common Share    $   .98    $   .55

                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month
                    Periods Ended
                      March 30,
                   1996       1995
Primary Earnings Per Common Share:

Net Income      $   970    $   547

Weighted
average shares
outstanding         994        993

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          3          1

Total Shares        997        994

Earnings Per
Common Share    $   .97    $   .55




                                                  EXHIBIT 11
                    BellSouth Corporation
        Computation of Earnings Per Share (continued)

                 For the Three Month
                    Periods Ended
                      March 30,
                   1996       1995
Fully Diluted Earnings Per Common Share:

Net Income      $   970    $   547

Weighted
average shares
outstanding         994        993

Incremental
shares from
assumed
exercise of
stock options
and payment of
performance
share awards          3          1

Total Shares        997        994

Earnings Per
Common Share    $   .97    $   .55